UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2007

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On May 24, 2007, G-III Apparel Group, Ltd. (the "Company") and its subsidiary, G-III Leather Fashions, Inc. ("G-III Leather"), entered into an agreement (the "Asset Purchase Agreement") with Starlo Fashions, Inc., Jessica Howard, Ltd. ("Jessica Howard") and Industrial Cotton, Inc. ("Industrial Cotton"), Robert Glick and Mary Williams pursuant to which G-III Leather acquired certain assets of the business conducted by Jessica Howard and Industrial Cotton, two affiliated companies.  G-III Leather acquired the assets for a total purchase price of approximately $8.1 million.  The Company guaranteed some of the obligations of G-III Leather under the Asset Purchase Agreement.

Jessica Howard designs and markets moderate and better dresses under the Jessica Howard and Eliza J brands, as well as under private label programs.  Industrial Cotton is a mid-tier provider of a broad assortment of junior denim products.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

10.1

Asset Purchase Agreement dated as of May 24, 2007, by and among G-III Leather Fashions, Inc., G-III Apparel Group, Ltd., Starlo Fashions Inc., Jessica Howard, Ltd., Industrial Cotton, Inc., Robert Glick and Mary Williams.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date:  May 31, 2007

By:  /s/   Neal S. Nackman

Name:

Neal S. Nackman
Title:

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Asset Purchase Agreement dated as of May 24, 2007, by and among G-III Leather Fashions, Inc., G-III Apparel Group, Ltd., Starlo Fashions Inc., Jessica Howard, Ltd., Industrial Cotton, Inc., Robert Glick and Mary Williams.